EXHIBIT 99.1
For Immediate Release
August 25, 2026

Company Contact: Brent Maedl Director, Corporate Finance & Investor Relations brent.maedl@broadstone.com 585.382.8507
Broadstone Net Lease Adds $23 Million to its Committed Pipeline of Build-to-Suit Developments
VICTOR, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL) (“BNL”, the “Company”, “we”, “our”, or “us”), announced today that we have secured the land and started construction on two additional build-to-suit developments for Hobby Lobby and Academy Sports, both of which were directly sourced, off-market transactions, and are expected to deliver in the second quarter of 2027.
BUILD-TO-SUIT DEVELOPMENT UPDATE
The following table summarizes the recently added build-to-suit developments for Hobby Lobby and Academy Sports:

(in thousands) Property	Total Rentable Square Feet	Start Date	Target Stabilization Date	Lease Term (Years)	Annual Rent Escalations	Estimated Total Project Investment	Cumulative Investment	Estimated Remaining Investment	Estimated Cash Capitalization Rate	Estimated Straight-line Yield [1]
In-process retail:
Hobby Lobby (Manor, TX)	55	Aug. 2026	Jun. 2027	15.0	0.5%	$10,339	$1,633	$8,706	7.1%	7.4%
Academy Sports (Manor, TX)	55	Aug. 2026	Jun. 2027	15.0	0.4%	$12,437	$2,181	$10,256	7.1%	7.3%
1 Represents our pro-rata share of the estimated first year yield to be generated on a real estate investment, which was computed at the time of investment based on the estimated annual straight-line rental income computed in accordance with GAAP, divided by the estimated total project investment.
About Broadstone Net Lease, Inc.
BNL is an industrial-focused, diversified net lease REIT that invests in primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Utilizing an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting, as of June 30, 2026, BNL’s diversified portfolio consisted of 766 individual net leased commercial properties with 759 properties located in 44 U.S. states and seven properties located in four Canadian provinces across the industrial, retail, and other property types.
Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2026 guidance and assumptions, rent commencement timing, and build-to-suit developments, involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or fluctuation of interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026 which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.